PROMISSORY NOTE

U.S.$640,000.00	Dated as of June 28, 2007
Los Angeles, California

FOR VALUE RECEIVED, the undersigned, Allegro Biodiesel Corporation, a Delaware corporation (“Borrower”), promises to pay to the order of The Bel Fixed Income Portfolio (a segregated portfolio of Alpha Asset Managers Limited) (together with its successors and assigns, “Lender”), the principal sum of Six Hundred Forty Thousand and 00/100 United States Dollars (U.S.$640,000.00), with interest on the unpaid principal balance as provided herein, until paid, at the Interest Rate provided herein.

WHEREAS, Borrower has requested that Lender make available to Borrower a loan in the principal amount of U.S.$640,000.00 (the “Loan”);

WHEREAS, Lender is willing to make the Loan, which this Note evidences, upon the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Certain Defined Terms.

“Administration Fee” means a one-time administration fee in the amount of three thousand dollars ($3,000) payable by Borrower to Lender on the earlier of (i) the Maturity Date (as defined herein) or (ii) the date upon which Borrower prepays this Note in whole in accordance with Section 3(b).

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, legislative body, government or self-regulatory organization, commission, court, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Loan Documents” means, collectively, this Note, and that certain Assignment of Multiple Indebtedness Mortgage, dated as of the date hereof, by Borrower in favor of Lender, as the same may be amended, restated or otherwise modified from time to time (each of the foregoing, a “Loan Document”).

“Liens” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the State of California Uniform Commercial Code or comparable law of any jurisdiction).

“Talen’s Loan Documents” means collectively (a) that certain Loan Agreement, dated as of June 26, 2007 entered into by Talen’s Marine and Fuel, Inc. (“Talen’s”), Borrower, and Talen Landing II, LLC (“Talen II”); (b) that certain Promissory Note, dated as of June 26, 2007, executed by Talen’s in favor of Borrower; (c) that certain Guaranty Agreement, dated as of June 26, 2007, entered into by Talen’s, Borrower, and C. Raymond Talen; and (d) that certain Multiple Indebtedness Mortgage, dated as of June 26, 2007, executed by Talen II in favor of Borrower, as each of the foregoing may be amended, restated or otherwise modified from time to time.

2. Rate of Interest. The outstanding principal balance of this Note shall bear interest at 12.0% (twelve percent) per annum, calculated on the basis of a 360 day year (the “Interest Rate”) for the actual number of days elapsed during any month or other accrual period.

3. Payment and Prepayment.

(a) Payment. The entire principal balance of this Note, plus any accrued and unpaid interest thereon and the Administration Fee shall be due and payable in full on December 28, 2007 (the “Maturity Date”).

(b) Prepayments. Borrower may prepay this Note in whole or part at any time (the “Prepayment Date”) with funds from any source at the prepayment price equal to the portion of the then outstanding principal amount of this Note that Borrower desires to prepay, plus all accrued and unpaid interest through and including the applicable Prepayment Date and, if this Note is prepaid in whole on the Prepayment Date, the Administration Fee.

(c) Application of Payments. All payments made pursuant to the terms of this Note shall be applied to amounts then due and payable in the following order: (i) to interest accrued on this Note; (ii) to the principal amount of this Note; and (iii) to the Administration Fee.

(d) Termination. This Note shall terminate at such time as the Note has been fully and indefeasibly paid in cash.

4. Default Rate. Notwithstanding Section 2, after the occurrence of any Event of Default, and for so long as such Event of Default continues, this Note shall bear interest until paid in full at the rate of two percent (2%) per annum in excess of the monthly Interest Rate.

5. Computation of Interest. Notwithstanding anything to the contrary set forth in Section 2 or Section 4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Maturity Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate of interest and in the manner otherwise provided in this Note, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the term hereof following the Maturity Date at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 5, a court of competent jurisdiction shall finally determine that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess interest to amounts then due and payable in the following order: (i) to interest accrued on this Note; and (ii) to the principal amount of this Note, and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

6. Manner of Payment. All payments by Borrower on this Note shall be made in immediately available funds delivered to Lender by wire transfer to such accounts at such banks as Lender may from time to time designate.

7. Grant of Security. To secure the prompt and complete payment of this Note, Borrower hereby collaterally assigns and grants to Lender a first-priority security interest in, and a first-priority Lien on and against, all of Borrower’s right, title and interest in and to the Talen’s Loan Documents (collectively, the “Collateral”). Borrower authorizes Lender to file a financing statement and amendments thereto, disclosing the security interest granted to Lender under this Note without such Borrower’s signature appearing thereon.

8. Representations, Warranties and Covenants of Borrower.

(a) Borrower has the legal right to own, pledge, mortgage or otherwise encumber the Collateral.

(b) The execution, delivery and performance by Borrower of the Loan Documents and the creation of any and all liens provided for therein (i) are within Borrower’s power and capacity, (ii) have been duly authorized by all necessary corporate action, and (iii)  do not result in the creation or imposition of any Lien upon any of the Collateral other than any in favor of Lender pursuant to the Loan Documents. Each of the Loan Documents has been duly executed and delivered by Borrower and each such Loan Document constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

(c) At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Lender may deem reasonably necessary or desirable to obtain the full benefits of Section 7 hereof and of the rights and powers therein granted.

9. Events of Default; Acceleration. Upon and at any time following the occurrence of any Event of Default, then, at the option of Lender, upon written notice to Borrower, the entire principal amount and all interest accrued and outstanding hereunder shall at once become due and payable, and Lender may exercise any and all rights and remedies of Lender hereunder or pursuant to applicable law. Lender may so accelerate such obligations and exercise such remedies at any time after the occurrence of any Event of Default, regardless of any prior forbearance. The following are “Events of Default”:

(a) Principal and Interest Payments. Borrower defaults in the payment of any interest on or principal of this Note is not paid in full, after the same becomes due and payable.

(b) Representations and Warranties. Any representation and warranty contained in this Note or any of the Loan Documents proves to have been incorrect in any material respect as of the date thereof.

(c) Other Debt to Other Lenders. Borrower defaults in the payment of any amounts due to anyone other than the Lender, or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, leases, collateral or other documents relating to any debt of Borrower to anyone other than Lender, in each case, in respect of debt in excess of $250,000.00, and any cure period applicable to such default has elapsed.

(d) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of Borrower is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order of relief is entered against Borrower under the Federal Bankruptcy Code; or the Borrower is adjudicated bankrupt or insolvent; or a petition is filed against Borrower under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within 60 days.

(e) Voluntary Petitions. Borrower files a case under the Federal Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law.

(f) Assignment for Benefit of Creditors. Borrower makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of Borrower or of all or any of its property.

10. Full Recourse. Notwithstanding any provision of the Loan Documents to the contrary, Borrower shall be fully and personally liable for the payment and performance of all obligations under this Note.

11. Applicable Law. This Note shall be governed by and construed in accordance with the laws of the State of California. Borrower and Lender each hereby consent and agree that the state or federal courts located in Los Angeles County, City of Los Angeles, California shall have exclusive jurisdiction to hear and determine any claims or disputes between or among any of the parties hereto pertaining to this Note or any of the other Loan Documents or to any matter arising out of or relating to this Note or any of the other Loan Documents, provided, however, that each of the parties hereto acknowledges that any appeals from any of such courts may have to be heard by a court located outside of Los Angeles County, City of Los Angeles, California, and, provided, further, however, that nothing in this Note shall be deemed or operate to preclude Lender from bringing suit to realize on the Collateral, or to enforce a judgment or other court order in favor of Lender. Borrower and Lender each expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower and Lender each hereby waive any objection which Borrower or Lender may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

13. Registration. Lender shall maintain a copy of this Note and delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of each Lender under the Loan, the principal amount of the Loan owing to such Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment agreement. The Register shall include an account for each Lender, in which accounts (taken together) shall be recorded (i) the effective date and amount of each assignment agreement delivered to and accepted by it and the parties thereto, (ii) the amount of any principal or interest or fees due and payable or to become due and payable from Borrower to each Lender hereunder, and (iii) the amount of any sum received by Lender from Borrower hereunder and each Lender’s share thereof. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower and Lender may treat each entity whose name is recorded in the Register as a Lender hereunder for all purposes hereof. The Register shall be available for inspection by any Lender and Borrower at any reasonable time and from time to time upon reasonable prior notice.

* * *

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

ALLEGRO BIODIESEL CORPORATION

By: /s/ W. Bruce Comer, III
Name: W. Bruce Comer, III
Title: Chief Executive Officer

By: ALPHA ASSET MANAGERS LIMITED for and on behalf of THE BEL FIXED INCOME PORTFOLIO

By: /s/ Oskar P. Lewnowski
Name: Oskar P. Lewnowski
Title: Director

Signature page to
Allegro Note